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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PRECISION CASTPARTS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRECISION CASTPARTS CORP.
4650 SW Macadam, Suite 440
Portland, Oregon 97239

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
August 14, 2002

        You are invited to attend the Annual Meeting of Shareholders of Precision Castparts Corp. The meeting will be held on Wednesday, August 14, 2002 at 9:00 a.m., Pacific time, in the Queen Marie Ballroom of the Embassy Suites Hotel, 319 SW Pine Street, Portland, Oregon. The Company will conduct the following business:

  1.
  Electing four directors, one to serve for the remaining year of a three-year term and three to serve for three-year terms;

  2.
  Approving the Executive Performance Compensation Plan;

  3.
  Ratifying the appointment of PricewaterhouseCoopers LLP as the Company's auditors for fiscal year 2003; and

  4.
  Conducting any other business that is properly raised before the meeting.

        Only shareholders of record at the close of business on June 21, 2002 will be able to vote at the meeting.

        Your vote is important. Please sign, date and return your proxy card to us in the return envelope as soon as possible. If you plan to attend the meeting, please mark the appropriate box on the proxy card so we can prepare an accurate admission list. If you attend the meeting and prefer to vote in person, you will be able to do so.

                      By Order of the Board of Directors,

                      Roger A. Cooke
                       Secretary

Portland, Oregon
July 8, 2002

PRECISION CASTPARTS CORP.
4650 SW Macadam, Suite 440
Portland, Oregon 97239

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

        The Board of Directors of Precision Castparts Corp. (the "Company") solicits your proxy in the form enclosed with this proxy statement. The proxy will be used at the 2002 Annual Meeting of Shareholders, which will be held on Wednesday, August 14, 2002 at 9:00 a.m., Pacific time, in the Queen Marie Ballroom of the Embassy Suites Hotel, 319 SW Pine Street, Portland, Oregon. The proxy may also be used at any adjournment of the meeting. You may submit your proxy to us by mail using the enclosed proxy form. We are sending this statement and the enclosed proxy form and voting instructions to you on or about July 8, 2002.

        Shareholders of record at the close of business on June 21, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof. The Company's outstanding voting securities on June 21, 2002 consisted of 52,307,492 shares of Common Stock, each of which is entitled to one vote on all matters to be presented at the meeting. The Common Stock does not have cumulative voting rights.

        If you have properly completed your proxy and have not revoked it prior to the Annual Meeting, we will vote your shares according to your instructions on the proxy. If you do not provide any instructions, we will vote your shares: (a) for the nominees listed in Proposal 1; (b) for the approval of Proposals 2 and 3; and (c) in accordance with the recommendations of the Company's management on other business that properly comes before the meeting or matters incident to the conduct of the meeting. If you properly complete your proxy by any of the authorized means but attend the meeting and choose to vote personally, our ability to exercise the proxy will be suspended. You also may revoke the proxy by notifying Roger A. Cooke, the Secretary of the Company, in writing at the address listed above prior to our exercise of the proxy at the Annual Meeting or any adjourned meeting.

PROPOSAL 1:    ELECTION OF DIRECTORS

We Recommend a Vote "For" All Nominees

        The Board of Directors consists of nine directors. As required by the Company's bylaws, the Board of Directors is divided into three classes. The term of office for one of the classes expires each year. This year, the terms of Messrs. DuCray, Graber and Pond expire and each is a nominee for reelection. In addition, Mr. Donegan who was elected by the Board of Directors on August 15, 2001 to fill a vacancy is a nominee for reelection in accordance with Oregon law. If elected, the term of Mr. Donegan will expire in 2003 and the terms of Messrs. DuCray, Graber and Pond will expire in 2005. If any of them becomes unavailable for election for any reason, we will name a suitable substitute as authorized by your proxy.

        The following table provides the name, age, principal occupation and other directorships of each nominee and continuing director, the year in which he became a director of the Company and the year in which his term expires. Except as otherwise noted, each has held his principal occupation for at least five years.

Name, Age, Principal Occupation and Other Directorships	Director Since	Term Expires
Nominees
Mark Donegan — 45 President and Chief Operating Officer of the Company. Mr. Donegan came to PCC from General Electric Company in 1985. Starting at PCC Structurals, he held several positions before becoming President. Prior to assuming his current responsibilities, Mr. Donegan was President of Wyman-Gordon Company. The Board of Directors of the Company has elected Mr. Donegan to be the Chief Executive Officer of the Company upon Mr. McCormick's retirement as Chief Executive Officer following the Annual Meeting of Shareholders.	2001	2002
Dean T. DuCray — 61 Retired; until April 1998, Vice President and Chief Financial Officer of York International Corporation, a manufacturer of heating, air conditioning, ventilation and refrigeration equipment. Mr. DuCray is also a director of Airxcel, Inc.	1996	2002
Don R. Graber — 58 Chairman, President and Chief Executive Officer of Huffy Corporation, a manufacturer of outdoor leisure equipment and provider of retail services, since December 1997; from 1996 to 1997, President and Chief Operating Officer of Huffy Corporation; previously President of Worldwide Household Products Group, The Black & Decker Corporation. Mr. Graber is also a director of Huffy Corporation and Amcast Industrial Corporation.	1995	2002
Byron O. Pond, Jr. — 65 President and Chief Executive Officer of Amcast Industrial Corporation, a producer of fabricated metal products and cast and tubular metal products for the automotive, construction and industrial markets, since February 2001; retired in March 2000 as Chairman of Arvin Industries, Inc., a manufacturer and supplier of automotive parts. Mr. Pond also serves as a director of Amcast Industrial Corporation, Cooper Tire and Rubber Company and GSI Lumonics, Inc.	1999	2002
Directors Whose Terms Continue
Peter R. Bridenbaugh — 61 President of P. Bridenbaugh, Inc., an organization providing consulting services; until retiring in January 1998, Executive Vice President — Automotive, Aluminum Co. of America, an integrated producer of aluminum and other products for the packaging, aerospace, automotive, building and construction, and commercial and industrial markets; from 1993 to 1996, Executive Vice President and Chief Technical Officer, Aluminum Co. of America.	1995	2004
William C. McCormick — 68 Chairman and Chief Executive Officer of the Company. Prior to joining the Company in April 1985, Mr. McCormick was employed by General Electric Company for 32 years. Mr. McCormick is also a director of Merix Corporation. Mr. McCormick has announced his intention to retire as Chief Executive Officer of the Company following the Annual Meeting of Shareholders.	1986	2003
Vernon E. Oechsle — 59 Retired; until May 2001, Chairman and Chief Executive Officer of Quanex Corporation, a manufacturer of steel bars, aluminum shapes and steel tubes and pipes.	1996	2003

Steven G. Rothmeier — 55 Chairman and Chief Executive Officer of Great Northern Capital, a private investment and merchant banking firm, since March 1993. Mr. Rothmeier is also a director of GenCorp. Inc., Department 56, Inc., Waste Management, Inc. and Great Northern Asset Management.	1994	2004
J. Frank Travis — 66 Managing General Partner of Sivart Holdings, a limited partnership engaged in investment and investment management; from 1996 to 1999, Vice Chairman of Ingersoll-Rand Co., a diversified manufacturing company.	1999	2004

  Vote Required for Approval

          If a quorum of shareholders is present at the meeting, the four nominees for director who receive the greatest number of votes cast at the meeting will be elected directors. We will treat abstentions and broker nonvotes as shares present but not voting.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of the Company's Common Stock as of May 1, 2002 by the Chief Executive Officer, by each of the other four most highly compensated executive officers, by the directors and by the directors and executive officers of the Company as a group:

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares
Peter R. Bridenbaugh	11,000	[1]	*
Mark Donegan	60,888	[2]	*
Dean T. DuCray	11,300	[3]	*
Don R. Graber	24,000	[4]	*
William D. Larsson	32,091	[5]	*
Armand F. Lauzon, Jr.	40,276	[6]	*
William C. McCormick	338,512	[7]	*
Vernon E. Oechsle	7,000	[8]	*
Byron O. Pond, Jr.	3,500	[9]	*
Steven G. Rothmeier	17,000	[10]	*
J. Frank Travis	3,500	[11]	*
Peter G. Waite	93,709	[12]	*
All directors and executive officers as a group (20 persons)	892,104	[13]	1.7

*
Less than 1 percent of the Company's outstanding shares of Common Stock.
1
Includes 9,000 shares subject to options that are exercisable or become exercisable by Mr. Bridenbaugh within 60 days after May 1, 2002.
2
Includes 40,202 shares subject to options that are exercisable or become exercisable by Mr. Donegan within 60 days after May 1, 2002.
3
Includes 7,000 shares subject to options that are exercisable or become exercisable by Mr. DuCray within 60 days after May 1, 2002, and 800 shares held in trust for children of Mr. DuCray.
4
Includes 9,000 shares subject to options that are exercisable or become exercisable by Mr. Graber within 60 days after May 1, 2002.
5
Includes 27,091 shares subject to options that are exercisable or become exercisable by Mr. Larsson within 60 days after May 1, 2002.
6
Includes 25,361 shares subject to options that are exercisable or become exercisable by Mr. Lauzon within 60 days after May 1, 2002.
7
Includes 178,421 shares subject to options that are exercisable or become exercisable by Mr. McCormick within 60 days after May 1, 2002, and 1,000 shares held by Mrs. McCormick.
8
Includes 5,000 shares subject to options that are exercisable or become exercisable by Mr. Oechsle within 60 days after May 1, 2002.
9
Includes 1,500 shares subject to options that are exercisable or become exercisable by Mr. Pond within 60 days after May 1, 2002.
10
Includes 12,000 shares subject to options that are exercisable or become exercisable by Mr. Rothmeier within 60 days after May 1, 2002.
11
Includes 1,500 shares subject to options that are exercisable or become exercisable by Mr. Travis within 60 days after May 1, 2002, and 2,000 shares held by Sivart Holdings.
12
Includes 86,623 shares subject to options that are exercisable or become exercisable by Mr. Waite within 60 days after May 1, 2002, and 1,500 shares owned by children of Mr. Waite.
13
Includes 615,855 shares subject to options that are exercisable or become exercisable within 60 days after May 1, 2002.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of three non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee initially determines the compensation to be paid to the Chief Executive Officer and to each of the other corporate executive officers of the Company. The proposed compensation of the Chief Executive Officer is then submitted to the Board of Directors for approval. Directors who are also officers of the Company do not participate in the Board action. The Compensation Committee also is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies.

        The key objectives of the Company's compensation policies for corporate executive officers (including the named executive officers) are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhance shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. It is the general policy of the Compensation Committee to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants in order that the total compensation (base salary, cash bonus and stock options) of the Company's executive officers is at or progresses toward the 75th percentile of a group of companies identified by an independent compensation consultant as comparable to the Company. In fiscal 2002, the Company did not engage an independent compensation consultant as it had done in fiscal 2001. Because the Company's relative size, complexity, organizational structure and other business characteristics are consistent with its status in fiscal 2001, the Committee reviewed the report and recommendations of the independent consultant retained in fiscal 2001 and adjusted for cost of living changes in the intervening year and other objective data gathered by the Company.

        Executive Officer Compensation Program.    The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

        Salary.    The Compensation Committee and the Board of Directors established base salaries for the Company's executive officers in fiscal 2002 after taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Committee also considered the Company's executive officers' salaries relative to salary information from the comparator group of companies identified in the consultant's report described above.

        After considering the information on individual performance and the comparative information provided by the compensation consultant, the Compensation Committee and the Board of Directors made specific adjustments to the fiscal 2002 compensation levels of the executive officers as determined to be appropriate in the circumstances and in furtherance of the Company's compensation policies.

        Cash Bonuses.    The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive to executives and other employees to achieve predetermined division and Company performance objectives. For fiscal 2002, the Company's executive incentive bonuses were determined pursuant to the Company's Executive Performance Compensation Plan, which was approved by shareholders at the 1997 Annual Meeting. Under this plan, the Compensation Committee annually selects a threshold parameter for the participating officers, consisting of one or more performance criteria for the Company. If the threshold parameter is not achieved, no performance compensation award is paid for that year. The threshold parameter was met for fiscal 2002.

        If the threshold parameter is met, the exact amount of the cash bonus payable to the executive officer is determined at the discretion of the Compensation Committee with reference to pre-established performance criteria. In fiscal 2002, the Compensation Committee adopted the performance criteria set forth in three separate cash bonus programs which are applicable to the five named executive officers of the Company. The Corporate Bonus Program is applicable to Messrs. McCormick and Larsson, the Wyman-Gordon Executive Bonus Program is applicable to Mr. Lauzon and the PCC Airfoils Executive Bonus Program is applicable to Mr. Waite. Mr. Donegan participated in the Corporate and Wyman-Gordon Executive Bonus Programs in fiscal 2002. In approving final bonuses for executive officers for fiscal 2002, the Compensation Committee considered the degree to which each executive officer had achieved the performance criteria applicable to him and exercised its discretion in a manner that resulted in each executive officer's bonus award equaling the amount determined under the applicable plan that correlated to the achieved level of performance, except that Mr. Donegan also received a special bonus under the discretionary bonus provisions of one of the bonus programs in which he was eligible to participate.

        Stock Options.    Under the Company's compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's stock incentive plans, the Board of Directors or the Compensation Committee may grant options to purchase Common Stock of the Company to key employees of the Company and its subsidiaries. The Board of Directors makes annual grants of non-statutory stock options to acquire the Company's Common Stock at an exercise price equal to the fair market value of the shares on the date of grant. The number of shares granted to executive officers was consistent with the Compensation Committee's general policy to consider individual performance and the number of shares needed to reach or progress toward the 75th percentile of total compensation. The options vest in 25 percent increments over the four-year period following grant. All non-statutory stock options granted to date become fully exercisable upon a change in control of the Company.

        Chief Executive Officer Compensation.    The Compensation Committee determined the Chief Executive Officer's compensation for fiscal 2002, with the final approval of the Board of Directors. The Chief Executive Officer's base salary was determined based upon a review of the salaries of chief executive officers for companies of comparable size and industry identified in the consultant's fiscal 2001 comparator group of companies, adjusted as described above, and upon a review of the Chief Executive Officer's performance. In keeping with the compensation policies described above, which emphasize both short-term and long-term performance rewards rather than base salary only, the Chief Executive Officer's cash compensation (base salary and annual cash bonus), was set between the 50th and the 75th percentile of cash compensation paid to the chief executive officers of the comparator group of companies. The Chief Executive Officer's bonus for fiscal 2002 was determined under the Executive Performance Compensation Plan procedures described under Cash Bonuses above, based upon the level of achievement of pre-established performance objectives for fiscal 2002 and the exercise of the Committee's discretionary powers. The annual stock option grant to the Chief Executive Officer in fiscal 2002 was consistent with the Committee's general policy, which considers individual performance and the number of shares needed to reach or progress toward the 75th percentile of total compensation. Additional information regarding the option grant is set forth below under "Option Grants in Last Fiscal Year."

                      Steven G. Rothmeier, Chairman
                      Don R. Graber
                      Vernon E. Oechsle

6

Summary Compensation Table

        The following table sets forth compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years.

		Annual Compensation[1]			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus[2]	Other Annual Compensation[3]	Number of Options[4]	All Other Compensation[5]
William C. McCormick Chairman and Chief Executive Officer	2002 2001 2000	$865,000 781,201 731,250	$1,221,380 1,274,145 650,250	$54,542 142,034 53,338	167,790 133,080 143,375	$9,685 12,048 5,176
Mark Donegan President and Chief Operating Officer[6]	2002 2001 2000	487,500 420,000 356,668	800,000 750,000 450,000	0 0 0	110,000 85,892 80,000	4,075 3,400 1,041
Peter G. Waite Executive Vice President and President — PCC Airfoils, Inc.	2002 2001 2000	431,250 398,750 371,250	921,796 875,058 700,000	52,316 195,785 71,370	8,000 62,673 29,999	12,019 10,358 6,946
William D. Larsson Senior Vice President and Chief Financial Officer	2002 2001 2000	355,000 328,538 293,750	470,270 463,750 275,000	17,405 44,759 7,334	45,621 41,587 49,637	5,690 6,722 1,992
Armand F. Lauzon, Jr. Senior Vice President — Wyman-Gordon Forgings — West	2002 2001 2000	327,500 308,333 248,331	348,075 475,000 430,000	1,226 3,855 541	25,000 32,708 15,000	5,602 6,860 1,090

1
Includes compensation deferred at the election of the executive officers under the Company's 401(k) Plan and Executive Deferred Compensation Plan. Under the Company's 401(k) Plan, officers and other employees of the Company may elect to defer a percentage of their eligible compensation (such percentage to be selected by the participant from a range established by the administrator of the Plan, but subject to limitations under the Internal Revenue Code of 1986).

2
These amounts are cash awards under the bonus plans described under Cash Bonuses in the Report of the Compensation Committee on Executive Compensation above.

3
Under the Company's Executive Deferred Compensation Plan, a participant may elect to defer salary and/or bonus on an unsecured basis and may select from a menu of public mutual funds to determine the investment return on deferred compensation. Prior to January 2, 2001, a participant could select one of three performance options for investment of deferred compensation: the S&P 500 Index, Company Common Stock or Prime Rate Plus 2 percent. The figures shown represent earnings on amounts deferred at the election of the named executive officer under the Prime Rate Plus 2 percent option to the extent earnings exceeded 120 percent of the applicable federal long-term rate. The figures shown also include amounts reimbursed during the fiscal year for the payment of taxes related to the Supplemental Executive Retirement Plan.

4
Represents shares of Common Stock issuable upon exercise of non-statutory stock options as described under Stock Options in the Report of the Compensation Committee on Executive Compensation.

5
Includes term life insurance premiums paid by the Company and 2002 Company matching contributions under 401(k) plans.

Prior to July 2001, Mr. Donegan held the position of Executive Vice President and President — Wyman-Gordon Company.

Option Grants in Last Fiscal Year

        The following table provides information regarding stock options granted to the named executive officers in fiscal 2002.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]($)
	Number of Securities Underlying Options Granted[1]	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share ($)	Expiration Date
					5%	10%
William C. McCormick	167,790	10.7	24.14	11/13/11	2,547,287	6,455,368
Mark Donegan	110,000	7.0	24.14	11/13/11	1,669,954	4,232,019
Peter G. Waite	8,000	0.5	24.14	11/13/11	121,451	307,783
William D. Larsson.	45,621	2.9	24.14	11/13/11	692,591	1,755,172
Armand F. Lauzon, Jr.	25,000	1.6	24.14	11/13/11	379,535	961,823

1
Options are granted at an exercise price equal to fair market value at the date of grant (the lowest sale price on the New York Stock Exchange on the grant date). Options become exercisable for 25 percent of the shares one year after the date of grant and for 25 percent of the shares each year thereafter. Each of the options is subject to accelerated vesting in the event of a change in control of the Company. Each option terminates 12 months following death, disability or retirement at normal retirement age or bona fide early retirement and six months after termination of employment for any other reason.

2
In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of five percent and ten percent from the date the options were granted over the full option term and do not represent the Company's estimate or projection of the future stock price.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table indicates (i) stock options exercised by named executive officers during fiscal 2002, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable and unexercisable stock options as of the Company's fiscal year-end, March 31, 2002, and (iii) the value of "in-the-money" options at March 31, 2002.

Name	Shares Acquired on Exercise	Value Realized[1] ($)	Number of Unexercised Options Held at Fiscal Year-End (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options at Fiscal Year-End (Exercisable/ Unexercisable)[2]($)
William C. McCormick	101,427	1,841,210	178,421/469,653	2,353,603/5,719,874
Mark Donegan	40,000	563,800	40,202/267,647	196,225/3,137,813
Peter G. Waite	—	—	86,623/88,986	849,396/793,568
William D. Larsson.	24,819	422,563	27,091/138,141	172,843/1,733,262
Armand F. Lauzon, Jr.	—	—	25,361/66,705	254,815/635,876

1
Value realized equals fair market value of the stock on the date of exercise, less the exercise price, times the number of shares acquired. Taxes must be paid by the individual on the value realized.

2
Value of unexercised in-the-money options equals the fair market value of a share into which the option can be converted at March 28, 2002 (market price $35.41), less exercise price, times the number of options outstanding.

Equity Compensation Plan Information

        The following table provides information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at March 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,803,000	$24.64	2,450,000	[1]
Equity compensation plans not approved by security holders[2]	2,207,000	$23.80	603,000
Total	5,010,000	$24.27	3,053,000

1
Under the Company's 1994 Stock Incentive Plan (the "1994 Plan"), 837,331 shares of Common Stock remain available for issuance. These shares may be issued at the discretion of the Board of Directors as restricted stock, nonqualified or incentive stock options, stock appreciation rights, stock bonuses, restricted stock and cash bonus rights to key employees of the Company and its subsidiaries. At this time, no awards other than options have been issued under the 1994 Plan. 1,500,000 shares of Common Stock remain available for issuance under the Company's 2001 Stock Incentive Plan (the "2001 Plan"). The 2001 Plan permits the Board of Directors to make awards to (1) selected employees, officers and directors and (2) selected nonemployee agents, consultants, advisers and independent contractors. These awards can be incentive stock options, nonstatutory stock options, stock bonus awards and restricted stock. Shares of Common Stock awarded as stock bonuses or sold as restricted stock may not together exceed 20 percent of the shares authorized for issuance under the 2001 Plan, which currently has a total of 1,500,000 shares reserved for issuance. At this time, no awards other than options have been issued under the 2001 Plan.

2
The Company's 1999 Nonqualified Stock Option Plan (the "1999 Plan") as initially adopted provided for the issuance of up to 3,000,000 shares of Common Stock (as adjusted for the Company's two-for-one stock split in September 2000) upon the exercise of nonqualified stock options granted to employees (excluding employees who are officers or directors of the Company) of the Company and its subsidiaries. The Board of Directors administers the 1999 Plan or it may delegate this duty to any of its committees. The option exercise price may be any amount determined by the Board of Directors. The 1999 Plan will continue in effect until all shares available for issuance under the 1999 Plan have been issued and all restrictions on such shares have lapsed.

Return to Shareholders Performance Graph

        The following line graph provides a comparison of the annual percentage change in the Company's cumulative total shareholder return on its Common Stock to the cumulative total return of the S&P 500 Index and the S&P 500 Aerospace Index. In previous years, the Company also provided a comparison of the cumulative total return of the Diversified Manufacturing Index. In 2002, this index was discontinued and has been eliminated from the comparison. The comparison assumes that $100 was invested on March 31, 1997 in the Company's Common Stock and in each of the foregoing indices and, in each case, assumes the reinvestment of dividends.

MEASUREMENT PERIOD
(by fiscal year)

	1997	1998	1999	2000	2001	2002
S&P 500	100	148.00	175.32	206.77	161.95	162.34
S&P 500 Aerospace	100	120.30	112.25	97.60	118.98	130.30
Precision Castparts Corp.	100	116.51	79.66	72.77	132.27	142.27

Retirement Plans

        The Company and its subsidiaries maintain defined benefit pension plans, including two plans (the "retirement plans") covering the named executive officers. Substantially all eligible domestic employees, including executive officers and those directors who are full-time employees, receive benefits at retirement under one of the defined benefit pension plans. The benefits under the retirement plans covering the named executive officers are based on the average monthly salary in the five consecutive years of highest compensation (exclusive of some or all of bonuses) and length of service with the Company. Employees do not contribute to those retirement plans, and the amount of the Company's annual contribution is based on an actuarial determination. One of the retirement plans provides that a participant's accrued benefit will become 100 percent vested upon the occurrence of a change in control of the Company and provides for disposition to participants of any surplus assets in the retirement plan upon termination of the retirement plans following a change in control of the Company.

        The Company also maintains a Supplemental Executive Retirement Plan (the "SERP") for the named executive officers. The SERP provides participating employees with a supplemental retirement benefit upon normal retirement at age 65 with 20 or more credited years of service. The SERP is designed to pay a basic monthly benefit equal to 60 percent of Final Average Pay (defined as the average of the highest three calendar years of compensation out of five consecutive years of covered employment, and including all of any bonus and all of any deferred compensation) minus both the amount of any benefit under the participant's retirement plan and the Primary Social Security Benefit (as defined in the retirement plans). For participants retiring with between 10 and 20 credited years of service at age 65, the basic benefit under the SERP formula before offset is reduced by 1/20th for each year less than 20. There is a provision for an actuarially reduced early retirement benefit at or after age 55 with at least 10 years of service. For participants retiring with more than 20 years of service at age 65, the benefit is (a) the basic benefit before offset, plus (b) 0.5 percent of Final Average Pay times years of service over 20, minus (c) both the amount of any benefit under the participant's retirement plan and the Primary Social Security Benefit. Service and pay can continue to accrue if retirement is deferred past age 65, but there is no actuarial increase for deferred start of benefits after age 65. The SERP provides for lump-sum payment of an accelerated vested benefit in the event of termination of employment following a change in control of the Company. Each of the named executive officers of the Company has been designated as a participant in the SERP.

        The following table shows the estimated annual benefits payable under the retirement plans and SERP to each of the named executive officers upon normal retirement at age 65 as of April 1, 2002. The table assumes, for purposes of calculating the SERP portion of the estimated annual benefit, that the executive officers receive an annual bonus equal to their average targeted bonuses in each year used in computing the three-year average salary at retirement. The target bonuses of the named executive officers range between 85 percent and 100 percent of base salary. Individual variations in bonus awards will result in adjustments to the SERP component of the estimated annual benefit. The amounts listed are net of an actuarially determined offset for estimated Social Security benefits.

Average Earnings Credited for Retirement Benefits	Benefit Years at Retirement
	10	15	20	25	30	35
$ 500,000	$130,000	$205,000	$280,000	$293,000	$305,000	$318,000
750,000	205,000	318,000	430,000	449,000	468,000	486,000
1,000,000	280,000	430,000	580,000	605,000	630,000	655,000
1,250,000	355,000	543,000	730,000	761,000	793,000	824,000
1,500,000	430,000	655,000	880,000	918,000	955,000	993,000
1,750,000	505,000	768,000	1,030,000	1,074,000	1,118,000	1,161,000
2,000,000	580,000	880,000	1,180,000	1,230,000	1,280,000	1,330,000
2,250,000	655,000	993,000	1,330,000	1,386,000	1,443,000	1,499,000

    Note: The amounts shown above are applicable to employees retiring in 2002 at age 65. Average Earnings Credited for Retirement Benefits shown in this table is the highest three-year average of salary and bonus, where the bonus is estimated to be 90% of salary.

        Retirement benefits are computed on an actuarial basis. The following table shows the number of credited years of service, for purposes of the benefit table above, for the officers named in the Summary

Compensation Table. The compensation covered by the retirement plans is substantially equivalent to the sum of the salary and bonus amounts contained in the Summary Compensation Table.

Name of Individual	Credited Years of Service
William C. McCormick	21
Mark Donegan	16
Peter G. Waite	21
William D. Larsson	22
Armand F. Lauzon, Jr.	10

Severance Agreements and Employment Agreements

        The Company's senior executives are parties to severance agreements with the Company. The agreements generally provide for the payment upon termination of the executive's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change in control of the Company of an amount equal to three times that employee's annual salary and bonus (on an after-excise-tax basis), a lump-sum pension payment based upon three additional years of service and three years of continued coverage under life, accident and health plans. Each executive is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreement). Messrs. McCormick, Donegan, Waite, Larsson and Lauzon have each entered into a severance agreement.

AUDIT COMMITTEE MATTERS

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. All of the members of the Audit Committee are independent directors in accordance with the definition of independence contained in the rules of the New York Stock Exchange. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Board of Directors has adopted a written charter for the Audit Committee which was most recently published in the Company's proxy statement for its 2001 Annual Meeting of Shareholders.

Report of the Audit Committee

        The Audit Committee reports as follows:

  •
  The Audit Committee received the Company's audited consolidated financial statements and discussed them with management. Management represented to the Audit Committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed the audited consolidated financial information with management and PricewaterhouseCoopers LLP, the Company's independent auditors, which included a discussion of the quality, and not just the acceptability, of the accounting principles and the reasonableness of significant judgments. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting.

  •
  The Audit Committee discussed with the independent auditors, PricewaterhouseCoopers LLP, matters required to be discussed by Statement on Auditing Standards (or SAS) No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications).

  •
  The Audit Committee reviewed with the independent auditors the auditor's independence from the Company and its management. The Audit Committee considered whether the provision of services by the Company's independent auditors not related to the audit of the financial statements referred to above is compatible with maintaining independence. The Audit Committee received from the independent auditors the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

  •
  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2002.

        The Audit Committee and the Board also have appointed PricewaterhouseCoopers LLP to be the Company's independent auditors for 2003 and are submitting this selection for ratification by the shareholders.

                      Dean T. DuCray, Chairman
                      Vernon E. Oechsle
                      J. Frank Travis

Principal Accounting Firm Fees

        The Company incurred the following fees for services performed by the Company's principal accounting firm, PricewaterhouseCoopers LLP, in fiscal 2002:

Audit fees	$1,022,928
All other fees	$2,902,108

Total	$3,925,036

        Audit fees include fees for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2002 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2002. "All other fees" represents the aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2002, consisting primarily of tax planning and compliance advice and research ($2,531,480). The Company did not engage PricewaterhouseCoopers LLP in fiscal 2002 to provide any services related to financial information systems design and implementation. The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal accountant's independence.

PROPOSAL 2:    TO ADOPT THE EXECUTIVE
PERFORMANCE COMPENSATION PLAN

We Recommend a Vote "For" Proposal 2

        The Board of Directors recommends that the shareholders approve the adoption of the proposed Precision Castparts Corp. Executive Performance Compensation Plan (the "Performance Plan"). The purposes of the Performance Plan are to enable the Company and its subsidiaries to attract, retain and motivate qualified executive officers and key employees by giving cash awards linked to performance, and to qualify these cash awards for federal income tax deductibility by the Company. If adopted, the Performance Plan will replace the current Executive Performance Compensation Plan ("Current Performance Plan"), which expires this year, and will be effective for the Company's fiscal years beginning on and after April 1, 2002. The complete text of the Performance Plan is set forth in Exhibit A to this proxy statement, and shareholders are urged to review the Performance Plan together with the following information, which is qualified in its entirety by referring to Exhibit A.

General

        Section 162(m) of the Internal Revenue Code provides that, effective for tax years beginning on or after January 1, 1994, a publicly owned corporation, subject to certain exceptions, may not deduct compensation in excess of $1 million per year paid to such corporation's chief executive officer and its four other most highly paid executive officers. One of the exceptions is for performance-based compensation paid under a shareholder-approved plan that satisfies certain conditions. The Performance Plan will provide cash incentive compensation awards to certain of the Company's officers and key employees as identified by the Compensation Committee of the Board of Directors of the Company, on the basis of selected performance measures to qualify the awards as performance-based and, therefore, fully tax deductible by the Company under Section 162(m).

Description of the Executive Performance Compensation Plan

  Eligibility

        The persons eligible to participate in the Performance Plan are the officers and key employees of the Company designated each year by the Compensation Committee.

  Threshold Parameter

        Each year the Compensation Committee will select a threshold parameter for each officer and key employee selected to participate in the Performance Plan. Each will consist of one or more performance criteria for the Company or a subsidiary, division or other unit of the Company, or for the individual and an objectively determinable performance level that is to be achieved for each criterion. The performance criteria may be any of the following: net income, operating profit, operating profit after set-asides, gross margins, earnings per share, sales, total revenues, market share, cash flow, generation of free cash, working capital, retained earnings, stock price, total shareholder return, operating expense ratios, return on sales, return on equity, return on capital, return on net assets, return on investments, inventory turns, or any of the above criteria before the effect of unplanned acquisitions, divestitures, changes in accounting method, restructuring charges, asset impairment charges, foreign currency translations or other specified non-recurring charges (as determined by the Compensation Committee). If a participant's threshold parameter is not achieved, no performance compensation award ("Bonus") will be paid to that participant for that year.

  Bonus Amount

        The maximum amount of Bonus to be awarded to each participant if the threshold parameter is achieved in whole or in part is $4.0 million, provided that the Compensation Committee, in its sole discretion, may cancel or reduce the amount of any Bonus. The maximum Bonus amount of $4.0 million has been set above the Company's historical and presently anticipated Bonus levels for executive officers, because the 162(m) regulations allow only "negative discretion" in respect of this type of plan, and the Compensation Committee wants flexibility to recognize exceptional performance when warranted. The Compensation Committee intends to exercise its negative discretion by establishing additional conditions and terms for determining the actual amount of Bonus to be awarded, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. The Compensation Committee will certify whether an executive officer or key employee has met the performance criteria.

  Administration

        The Performance Plan will be administered by the Compensation Committee, which will have the sole authority to interpret any provision of the Performance Plan.

  2003 Target Awards

        At the beginning of the 2003 fiscal year, the Compensation Committee established performance targets and target awards under the Performance Plan for the officers and key employees for fiscal year 2003. As under the Current Performance Plan, target awards for fiscal year 2003 are based on the achievement of certain pre-established performance criteria. The principal criteria, depending on each officer's or key employee's job responsibilities, are division operating profits or earnings per share. Other pre-determined performance criteria, such as return on assets, operating working capital per sales dollar and sales growth, are also established on a selective basis for each officer and key employee and are considered in determining target awards for fiscal year 2003. The actual amounts to be paid under the Performance Plan cannot be determined at this time as such amounts are dependent upon the Company's performance for the current fiscal year. However, since the Performance Plan is a replacement for the expiring Current Performance Plan, the fiscal year 2002 actual bonus compensation received by the named officers, as shown in the Summary Compensation Table on page 6, is a comparable measure of the awards that will be made under the Performance Plan. All officers as a group, including the named officers, received bonus compensation for fiscal year 2002 of approximately $5,440,000.

  Termination; Amendment

        The Board of Directors of the Company may amend or terminate the Performance Plan at any time, with shareholder approval obtained when necessary to continue to qualify the amounts payable under the Performance Plan as performance-based compensation under Section 162(m). If approved by the shareholders at the Annual Meeting, the Performance Plan will terminate five years thereafter unless reapproved by the shareholders at that time. In the event the shareholders fail to approve the Performance Plan at the Annual Meeting, the Performance Plan will automatically terminate.

Vote Required for Approval

        If a majority of the shares entitled to vote is present at the meeting, the proposal will be adopted if more shares are cast for the proposal than are cast against it. Abstentions and broker non-votes are counted for purposes of determining whether a majority of the shares entitled to vote is present at the meeting, but are not counted and have no effect on the results of the vote. If the proposed Performance Plan is not approved, the Compensation Committee, since incentive compensation is considered to be an integral part of the Company's executive compensation program, may consider the implementation of some other incentive compensation program irrespective of whether any amount paid under such program would be deductible under Section 162(m).

PROPOSAL 3:    APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We Recommend a Vote "For" Proposal 3

        PricewaterhouseCoopers LLP audited the Company's financial statements for the year ended March 31, 2002 and has been appointed to act as auditors of the Company's financial statements for the fiscal year ending March 30, 2003. While not required, the Board of Directors is submitting this appointment for ratification by the shareholders. If ratification is not obtained, the Board will reconsider the appointment. See "Audit Committee Matters" for information concerning services performed by the auditors. Representatives of PricewaterhouseCoopers will be at the meeting, will be able to make a statement if they wish and will be available to answer your questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table shows information about each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock in April 2002.

Name and Address of Beneficial Owner	Number of Shares Owned[1]	Percent of Outstanding Shares
Wellington Management Company LLP[2] 75 State Street Boston, MA 02109	5,673,100	9.51%
Hartford Capital Appreciation HLS Fund, Inc.[3] 200 Hopmeadow Street Simsbury, CT 06089	3,365,000	6.50%

1
The amounts listed are based entirely on Form 13Gs filed with the Securities and Exchange Commission by the beneficial owners.

2
Wellington Management Company, in its role as investment adviser, has shared voting power over 5,068,000 shares of Common Stock and shared dispositive power over 5,673,100 shares of Common Stock which are held of record by its clients. Included in these shares are the shares owned by Hartford Capital Appreciation HLS Fund, Inc.

3
Hartford Capital Appreciation HLS Fund, Inc. shares voting power and dispositive power over all the shares listed.

BOARD COMPENSATION, ATTENDANCE AND COMMITTEES

        In fiscal 2002, the Company's Board of Directors met in person four times. The Company's directors, other than full-time employees, are paid an annual retainer of $28,000, plus $1,500 for each Board meeting attended, $1,000 for each telephonic board meeting attended and $1,000 for each committee meeting attended. Nonemployee directors are also eligible to receive a per diem of up to $1,000 in the event the director is requested to perform additional service beyond that normally expected of directors. Each director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of which he was a member.

        The Board of Directors has adopted a policy pursuant to which any director who is not an employee of the Company and has not, within two years, been an employee of the Company (a "Nonemployee Director") is eligible to receive options under the 2001 Stock Incentive ("Directors' Option Award"). The exercise price for all options granted under the Directors' Option Award will be the fair market value of the Common Stock on the date the option is granted. On the day following each annual meeting of shareholders, each new Nonemployee Director will automatically be granted an option to purchase 2,000 shares of Common Stock at the time of his or her initial election to the Board. Each Nonemployee

Director who is re-elected at such meeting or who continues in office, serving a term for which such director was previously elected, will also automatically be granted an option to purchase 2,000 shares of Common Stock. On the date of the 2001 Annual Meeting of Shareholders, Messrs. Bridenbaugh, DuCray, Graber, Oechsle, Pond, Rothmeier and Travis each were automatically granted an option for 1,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant in accordance with the terms of the 1987 Non-Employee Directors' Stock Option Plan which will expire in August 2002. All options have a 10-year term from the date of grant. Each option becomes exercisable for 25 percent of the number of shares covered by the option at the end of each of the first four years of the option term. Options may be exercised only while the optionee is a director of the Company, within one month after the date the optionee terminates service as a director or within one year after the optionee's death, disability or retirement under the Company's policy requiring retirement of directors. Options become fully exercisable upon normal retirement or in the event a director resigns or is removed within 12 months of a change in control of the Company.

        The Board of Directors has five standing committees. The Compensation Committee makes recommendations to the Board of Directors concerning compensation of corporate officers and the granting of stock options. See "Report of the Compensation Committee on Executive Compensation" above. Its members are Messrs. Rothmeier, Graber and Oechsle. The Nominating Committee makes recommendations to the Board of Directors concerning nominees to the Board of Directors. Its members are Messrs. Bridenbaugh, Graber and Pond. The Executive Committee has authority to exercise the power of the Board of Directors, with certain exceptions, between meetings of the Board of Directors. Its members are Messrs. McCormick, Graber, Rothmeier and Travis. The Audit Committee meets with management, internal auditors and the Company's independent public accountants, who have access to the Audit Committee with and without the presence of management representatives. The Audit Committee is composed of Messrs. DuCray, Oechsle and Travis. See "Report of Audit Committee" above. The Environmental Committee meets with the Company's environmental managers to monitor and advise on environmental matters concerning the Company. The Environmental Committee is composed of Mr. Bridenbaugh and Mr. Pond. The Compensation Committee met four times, the Audit Committee met two times and the Environmental Committee met four times in fiscal 2002. The Nominating Committee and the Executive Committee did not hold meetings separate from Board meetings in fiscal 2002. The Nominating Committee will consider nominees recommended by shareholders. Shareholders who wish to submit names to the Nominating Committee for consideration at the 2003 Annual Meeting of Shareholders should do so in writing between June 1, 2003 and June 26, 2003, addressed to the Nominating Committee, c/o Corporate Secretary, Precision Castparts Corp., 4650 SW Macadam, Suite 440, Portland, Oregon 97239, setting forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Company beneficially owned by the shareholder.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who own more than 10 percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the Securities and Exchange Commission. To the Company's knowledge, based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended March 31, 2002, each of its executive officers, directors and persons who owns more than 10 percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements, except that Russell P. Gould, Shawn R. Hagel and William D. Larsson filed late reports reporting one transaction (in the case of Mr. Gould and Mr. Larsson) or two transactions (in the case of Ms. Hagel) involving the sale of stock purchased under the Company's Employee Stock Purchase Plan.

ANNUAL REPORT AND FORM 10-K

        We have included a copy of the Company's 2002 Annual Report with this statement. Upon written request the Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the Company's 2002 fiscal year. Such requests should be directed to Mr. Roger A. Cooke, Secretary, c/o Precision Castparts Corp., 4650 SW Macadam, Suite 440, Portland, OR 97239.

METHOD AND COST OF SOLICITATION

        The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, the Company's employees may request the return of proxies in person or by telephone. We have hired Morrow & Co., Inc. to help with annual meeting procedures and to solicit proxies for a fee of $5,500. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners of stock to execute proxies. On request, we will reimburse those expenses.

DISCRETIONARY AUTHORITY

        While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this proxy statement. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented that we receive notice of after May 25, 2002.

SHAREHOLDER PROPOSALS

        Shareholders wishing to present proposals for action at an annual meeting must do so in accordance with the Company's bylaws. To be timely, a shareholder's notice must be in writing, delivered to or mailed and received at the principal executive office of the Company, not less than 50 days nor more than 75 days prior to that year's annual meeting; provided, however, that in the event less than 65 days' notice or prior public disclosure of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the 15th day following the date on which such notice of the annual meeting was mailed or such public disclosure was made, whichever first occurs. For purposes of the Company's 2003 annual meeting, such notice, to be timely, must be received by the Company between June 6, 2003 and July 1, 2003. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in next year's annual meeting proxy material be received at our principal office by March 10, 2003. Our mailing address is 4650 SW Macadam, Suite 440, Portland, Oregon 97239.

        Whether you plan to attend the meeting or not, please sign the enclosed proxy form and return it to us in the enclosed, stamped envelope.

                      Roger A. Cooke
                       Secretary

Portland, Oregon
July 8, 2002

Exhibit A

PRECISION CASTPARTS CORP.
EXECUTIVE PERFORMANCE COMPENSATION PLAN

1.    PURPOSES.    The Plan is enacted to enable the Company and its Subsidiaries to attract, retain, motivate and reward qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to their annual performance and their contributions to the overall profitability and performance of the Company. The Plan is designed to qualify compensation awarded pursuant to the Plan as "performance-based compensation" within the meaning of Section 162(m), to exempt the compensation from the deduction limits imposed by Section 162(m) and to make such awards deductible by the Company for Federal income tax purposes.

2.    DEFINITIONS.    The following words as used in the Plan have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each includes the others.

  (a)
  "Award" means a compensation award earned and granted in accordance with Sections 4 and 5 of the Plan.

  (b)
  "Board" means the Board of Directors of the Company.

  (c)
  "Business Unit" means a subsidiary, division or other business unit of the Company.

  (d)
  "Committee" means the Compensation Committee of the Board or any subcommittee thereof comprised solely of two or more directors, each of whom is an "outside director" within the meaning of Section 162(m).

  (e)
  "Common Stock" means the common stock of the Company.

  (f)
  "Company" means Precision Castparts Corp.

  (g)
  "Covered Employee" has the meaning set forth in Section 162(m).

  (h)
  "Participant" means (i) each executive officer of the Company and (ii) each other key employee of the Company or a Subsidiary, whom the Committee designates as a participant under the Plan.

  (i)
  "Performance Goals" means the objective performance goals established by the Committee as set forth in Section 4 of the Plan.

  (j)
  "Plan" means the Precision Castparts Corp. Executive Performance Compensation Plan, as set forth herein and as may be amended from time to time.

  (k)
  "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

  (l)
  "Subsidiary" means an entity, a majority of whose outstanding voting securities or interests are owned by the Company, either directly or through one or more intermediaries.

  (m)
  "Year" means the fiscal year of the Company.

3.    ADMINISTRATION.    The Committee will administer and interpret the Plan. The Committee will not administer or interpret the Plan in a manner that would cause any Award payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). In accordance with Section 4 of the Plan, the Committee will establish the Performance Goals for each Year. In accordance with Section 5 of the Plan, the Committee will certify whether such Performance Goals have been met in each Year. The Committee's determinations under the Plan will be final and conclusive. The Committee may employ legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable to assist in the administration of the Plan and may rely upon any opinion and any computation received from any such counsel, consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, will be paid by the Company.

4.    PERFORMANCE GOALS.

  (a)
  Establishing Performance Goals.  No later than 90 days after the beginning of each Year (or such other date as may be required or permitted under Section 162(m)), the Committee will establish in writing the Performance Goals that must be satisfied in order for a Participant to receive an Award for such Year.

  (b)
  Performance Criteria.  Any Performance Goals that the Committee promulgates will be based upon the relative or comparative objective achievement of targeted levels of performance with respect to one or more of the following objective criteria applied to the Company, any Business Unit, or an individual Participant, applied on an annual, quarterly or on any other time period as determined by the Committee in its sole discretion:

      (i) net income; (ii) operating profit; (iii) operating profit after set-asides; (iv) gross margins; (v) earnings per share; (vi) sales; (vii) total revenues; (viii) market share; (ix) cash flow; (x) generation of free cash; (xi) working capital; (xii) retained earnings; (xiii) stock price; (xiv) total shareholder return; (xv) operating expense ratios; (xvi) return on sales; (xvii) return on equity; (xviii) return on capital; (xix) return on net assets; (xx) return on investments; (xxi) inventory turns; or (xxii) any of the above criteria before the effect of unplanned acquisitions, divestitures, changes in accounting method, restructuring charges, asset impairment charges, foreign currency translations, or other specified non-recurring charges (as determined by the Compensation Committee).

5.    AWARDS.

  (a)
  Amount of Awards.  If the Committee certifies that the Performance Goals established for each participant for the relevant Year pursuant to Section 4(a) have been satisfied in whole or in part, each Participant who is employed by the Company or one of its Subsidiaries on the payment date of the award will be entitled (subject to the provisions of Section 5(b) hereof) to receive an annual Award equal to $4,000,000. The Committee does not have authority to increase the amount of an Award. If a Participant's employment terminates due to his death, total disability, or retirement, and the termination occurs prior to the payment date of the award for which the Committee certifies that the Performance Goals have been met and the Award is payable, such Participant will receive an Award (subject to the provisions of Section 5(b) hereof) equal to (i) the amount the Participant would have received as an annual Award if such Participant had remained an employee through payment date of the award, (ii) multiplied by a fraction, the numerator of which is the number of days that elapsed during the Year in which the termination occurs before and including the date of the Participant's termination of employment, and the denominator of which is 365. If a Participant's employment terminates for any other reason before the payment date of the award, the Participant will not be entitled to an Award under this Plan.

  (b)
  Negative Discretion.  Notwithstanding any provision in the Plan to the contrary, the Committee will have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(a) based on individual performance or any other factors that the Committee, in its discretion, will deem appropriate and, (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 5(a).

6.    PAYMENT.    Except as otherwise provided hereunder, payment of any Award determined under Section 5 will be made to each Participant as soon as practicable after the Committee certifies that the applicable Performance Goals have been attained by such Participant.

7.    GENERAL PROVISIONS.

  (a)
  Effective Date.  On May 22, 2002, the Board adopted the Plan and proposed the Plan for approval by the holders of the Common Stock at the 2002 annual meeting of the Company's stockholders. The Plan is effective with respect to Years beginning on or after April 1, 2002.

  (b)
  Termination; Amendment.  The Plan will terminate at the first stockholder meeting that occurs in the fifth Year after the Company's stockholders approve the Plan. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan, except that no such action will be effective without approval by the Company's stockholders to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m). No such amendment, suspension, discontinuance or termination will adversely affect the rights of any Participant in respect of any Year that has already commenced.

  (c)
  Designation of Beneficiary.  Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments that may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and will not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries will have predeceased the Participant, the beneficiary will be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries will be payable in equal shares, unless the Participant has designated otherwise.

  (d)
  No Right of Continued Employment.  Nothing in this Plan will be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

  (e)
  Interpretation.  Notwithstanding anything else contained in this Plan to the contrary, to the extent required to so qualify any compensation as other performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee will not be entitled to exercise any discretion otherwise authorized under this Plan (such as the right to accelerate vesting without regard to the achievement of the relevant Performance Goals) with respect to such compensation if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such compensation to fail to qualify as other performance-based compensation.

  (f)
  Nonalienation of Benefits.  Except as expressly provided herein or otherwise required by applicable law, no Participant or beneficiary will have the power or right to alienate, transfer, anticipate, sell, assign, pledge, attach, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable except to (i) a corporation that acquires all or substantially all of the Company's assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan will inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators or successors in interest.

  (g)
  Withholding.  Any Award payable to a Participant or a beneficiary under this Plan will be subject to any applicable federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such Award.

  (h)
  Plan Unfunded.  The entire cost of the Plan shall be paid from the general assets of the Company. The rights of any Participant or beneficiary to receive an Award under the Plan shall be only those of a general unsecured creditor, and neither the Company nor the Board nor the Committee shall be responsible for the adequacy of the general assets of the Company to meet and discharge Plan liabilities, nor shall the Company be required to reserve or otherwise set aside funds for payment of its obligations under the Plan.

  (i)
  Severability.  If any provision of this Plan is held unenforceable, the remainder of the Plan will continue in full force and effect without regard to such unenforceable provision and will be applied as though the unenforceable provision were not contained in the Plan.

  (j)
  Governing Law.  The Plan will be construed in accordance with and governed by the laws of the State of Oregon, without reference to the principles of conflict of laws.

  (k)
  Headings.  Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

PROXY CARD

1.	ELECTION OF DIRECTORS	FOR all nominees ☐ listed below	WITHHOLD AUTHORITY to vote ☐ for all nominees listed below	*EXCEPTIONS ☐
Nominees: Mark Donegan, Dean T. DuCray, Don R. Graber and Byron O. Pond, Jr.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)
2.	APPROVAL OF THE EXECUTIVE PERFORMANCE COMPENSATION PLAN
	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
	FOR ☐	AGAINST ☐	ABSTAIN ☐
The shares represented by this proxy will be voted in accordance with the instructions given.	Please check here if you plan to attend the meeting in person ☐
Please sign exactly as your name appears on this card. Persons signing as executor, administrator, trustee, custodian or in any other official or representative capacity should sign their full title.
	Dated:	, 2002

Signatures(s)

Votes must be indicated
Please mark, date, sign and return this proxy card promptly using the enclosed envelope.	(x) in Black or Blue ink. ☐

PROXY CARD
PRECISION CASTPARTS CORP.
PROXY

        The undersigned, revoking all prior proxies, hereby appoints William C. McCormick, Mark Donegan and William D. Larsson, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Precision Castparts Corp. (the "Company") to be held on Wednesday, August 14, 2002, or at any adjournment thereof, all shares of the undersigned in the Company.

        The shares represented by this proxy will be voted in accordance with the instructions given.

        This Proxy is solicited on behalf of the Company's Board of Directors. The Board of Directors recommends a vote FOR each of the nominees and FOR the Proposals.

        Unless contrary instructions are given, the shares will be voted for the Nominees, for the Proposals and on any other business that may properly come before the meeting in accordance with the recommendations of the management.

        Receipt is acknowledged of the notice and proxy statement relating to this meeting.

(Continued and to be dated and signed on the reverse side.)

PRECISION CASTPARTS CORP. P.O. BOX 11420 NEW YORK, NY 10203-0420

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: TO ADOPT THE EXECUTIVE PERFORMANCE COMPENSATION PLAN
PROPOSAL 3: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PRECISION CASTPARTS CORP. EXECUTIVE PERFORMANCE COMPENSATION PLAN